EX-16.16.a.1

Nationwide Variable Insurance Trust

Certificate of Assistant Secretary

The following was duly certified by each Trustee of the Nationwide Variable Insurance Trust on June 10, 2020 and remains in effect on the date hereof:

WHEREAS, NATIONWIDE VARIABLE INSURANCE TRUST, a Delaware statutory trust (the “Trust”), has filed or will file with the U.S. Securities and Exchange Commission (the “SEC”) under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”), a registration statement with respect to the issuance and sale of shares of the Trust; and

WHEREAS, the undersigned is a Trustee of the Trust, as indicated beside his name;

NOW, THEREFORE, the undersigned hereby constitutes and appoints STEPHEN R. RIMES, ALLAN J. OSTER and KATHERINE D. GIBSON, and each of them with power to act without the others, his attorney, with full power of substitution and re-substitution, for and in his name, place and stead, in any and all capacities, to approve and sign such Registration Statements of the Trust on Form N-14 under the Securities Act and the Investment Company Act as it relates to the reorganizations of the NVIT DFA Capital Appreciation Fund and NVIT DFA Moderate Fund, each a series of the Trust, into the NVIT Investor Destinations Capital Appreciation Fund and NVIT Investor Destinations Moderate Fund, respectively, each a series of the Trust, and any and all amendments thereto, with power to affix the corporate seal of said Trust thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

Nationwide Variable Insurance Trust

By:	/s/ Allan J. Oster
Allan J. Oster
Assistant Secretary

Dated: June 10, 2020